                                                                      EXHIBIT 1

                          Consent of Ernst & Young LLP
                          ----------------------------


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-46136) pertaining to the Greif Bros. Riverville Mill Employees Retirement Plan and Trust of our report dated March 30, 2001, with respect to the financial statements of the Greif Bros. Riverville Mill Employees Retirement Savings Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 2000.

                                                     /s/ Ernst & Young LLP


Columbus, Ohio
June 25, 2001



                                       13